Exhibit 99.1

Press Release dated January 27, 2009 with respect to financial results.

GREAT NORTHERN IRON ORE PROPERTIES

W-1290 First National Bank Building

332 Minnesota Street

Saint Paul, MN 55101-1361

(651) 224-2385

FAX (651) 224-2387

Website: www.gniop.com

GNI

(CUSIP NO. 391064102)

Date:	January 27, 2009

FOR IMMEDIATE RELEASE

The Trustees of Great Northern Iron Ore Properties (GNI) report the following financial information:

Fourth Quarter ended December 31:

	2008	2007
Revenues	$7,660,932	$3,334,679
Net Income	6,826,706	2,625,293
Basic & Diluted Earnings per Share	4.55	1.75

Year ended December 31:
	2008	2007
Revenues	$20,775,408	$17,196,619
Net Income	17,632,148	14,452,437
Basic & Diluted Earnings per Share	11.75	9.63

GNI, St. Paul, Minnesota, owns mineral and nonmineral lands on the Mesabi Iron Range of Minnesota. Income is mainly derived from royalties on iron ore minerals (principally taconite) mined from these properties which are under lease to major steel producers.

/s/ Joseph S. Micallef

President of the Trustees

and Chief Executive Officer